UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2022

EPLUS INC
(Exact name of registrant as specified in its charter)

Delaware	001-34167	54-1817218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13595 Dulles Technology Drive
Herndon, Virginia 20171-3413
(Address of principal executive offices, including zip code)

(703) 984-8400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	PLUS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On October 13, 2022, Ms. Renée Bergeron, 59, was appointed to the Board of Directors (the “Board”) of ePlus inc. (the “Company”), filling the newly-created vacancy that resulted from the Board expanding its size from eight to nine members pursuant to Article III of the Company’s Amended and Restated Bylaws. Ms. Bergeron’s term will continue until the Company’s next Annual Meeting of Shareholders, or her resignation or removal, if earlier.  The Board further determined that Ms. Bergeron is an independent director within the meaning of the Nasdaq Marketplace Rules. At this time, Ms. Bergeron is not a member of any Board committees.

In connection with her appointment, the Company will enter into an indemnification agreement with Ms. Bergeron substantially in the form of the indemnification agreement the Company has entered into with all other directors and previously filed by the Company with the Securities and Exchange Commission. The form of the indemnification agreement generally provides for the indemnification of and advancement of expenses to a director to the maximum extent permitted by Delaware law for claims, suits or proceedings arising out of their service to the Company. In addition, on October 13, 2022, Ms. Bergeron received a restricted stock grant of 1,874 shares for her initial partial-year of service on the Board.  The restricted stock will vest over two years with one-half vesting on the first anniversary of the grant and the remaining half vesting on the second anniversary of the grant. Going forward, Ms. Bergeron will receive the same annual compensation for her service as the Board’s other outside (non-Chairman) directors, which currently includes an annual cash retainer of $86,250 (paid in four quarterly installments of $21,562.50) and restricted stock equal to the amount of cash compensation earned by directors during the prior fiscal year (rounded down to avoid a fractional share award), as more fully set forth in the Company’s 2017 Non-Employee Director Long-Term Incentive Plan.

There is no other arrangement or understanding between Ms. Bergeron and any other person pursuant to which she was appointed as a director of the Company. There are no transactions in which Ms. Bergeron has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On October 17, 2022, the Company issued a press release announcing the appointment of Ms. Bergeron, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press release dated October 17, 2022, issued by ePlus inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: October 17, 2022